Exhibit 10.4

                    8% ADJUSTABLE RATE CONVERTIBLE DEBENTURES
                                       of
                            U.S. WIRELESS DATA, INC.
                            (A Colorado Corporation)

                             SUBSCRIPTION AGREEMENT


                  1. General. This Agreement sets forth the terms under which the undersigned ("Investor") agrees to purchase 8% Adjustable Rate Convertible Debentures (the "Debentures") of U.S. Wireless Data, Inc., a Colorado
corporation (the "Company") in the amount set forth below. This Agreement is delivered in connection with the offering being made pursuant to the Private Offering Memorandum dated November 3, 1997 (the "Memorandum"). Execution of this Agreement by the Investor shall constitute an offer by the Investor to subscribe for Debentures, in the amount and on the terms and conditions specified herein. The Company shall have the right to reject this subscription offer, or to accept such offer by executing a copy of this Agreement. If the Investor's offer is accepted, the Company will execute a copy of this Agreement and return it to Investor.

                  By execution hereof, Investor acknowledges that Investor understands that the Company is relying upon the accuracy of the representations and warranties of Investor contained herein. Unless otherwise stated herein, capitalized terms shall have the same meaning as stated in the Memorandum.

                  2. Subscription Amount and Payment. Investor hereby subscribes for $___________________ of Debentures and hereby submits to the Company, c/o of its escrow agent, Popkin & Associates, Attorneys at Law, full payment for the Debentures.

              3. Investor's Representations and Warranties. Investor represents, warrants and covenants to the Company that:

               (a) Investor has been advised that no person is authorized to give any information or to make any statement concerning the Company that is not contained in the Memorandum. Investor acknowledges Investor has received, read, understood and become thoroughly familiar with the Memorandum (including, without limitation, the "Risk Factors" section set forth therein). Investor has not relied on any information or statement not contained in the Memorandum.

               (b) Investor has had an adequate opportunity to discuss the Company's business, management and financial affairs with the Company's management and has received satisfactory responses to such inquiries.



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U.S. Wireless Data, Inc.
Subscription Agreement for 8%
  Adjustable Rate Convertible Debentures
Page 2


               (c) By reason of Investor's business and financial experience, Investor has the capacity to evaluate the merits and risks of the prospective investment in the Debentures.

               (d) Investor has been informed that all documents, records and books pertaining to the Company and this investment were at all times available to Investor. Investor has utilized such access to Investor's satisfaction for the purpose of obtaining information regarding the investment. All documents, records and books pertaining to this investment requested by Investor have been made available to Investor and the persons Investor has retained to advise Investor with respect to this investment. Investor and such persons have been supplied with such additional information concerning this investment as they have requested.

               (e) To the extent Investor deemed necessary, Investor has consulted with Investor's attorney and/or Investor's accountant regarding all aspects of the proposed investment, including the tax aspects thereof, and if requested by Investor, said attorney and/or accountant have reviewed and analyzed the Memorandum on Investor's behalf.

               (f) Investor has adequate means of providing for Investor's current needs and possible financial contingencies, and has no need, and anticipates no need in the foreseeable future, to sell the Debentures. Investor is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, is able to hold the Debentures for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the Company in the event such loss should occur.

               (g) Investor is the sole party in interest as to Debentures being acquired by the Investor and is acquiring the Debentures for Investor's own account, for investment only and not with a view toward the resale or distribution thereof.

               (h) Investor understands that the Debentures, the shares of Series A Preferred Stock into which the Debentures are convertible and the shares of Common Stock issuable as interest on the Debentures, dividends on the Preferred Stock and into which the Debentures and/or the shares of Series A Preferred Stock are convertible (collectively the Debentures, Series A Preferred Stock and the Common Stock are referred to as the "Securities") are not registered under the Securities Act of 1933 (the "1933 Act") and may not be resold unless registered under the 1933 Act or
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U.S. Wireless Data, Inc.
Subscription Agreement for 8%
  Adjustable Rate Convertible Debentures
Page 3


         an exemption from such registration is available. Investor agrees that Investor will not attempt to dispose of Investor's Securities except in compliance with the Act. The certificates representing the Securities shall bear appropriate legends describing the restricted character of the Securities.

               (i) Investor has not distributed the Memorandum to anyone other than Investor's advisors, accountant and/or attorney, and no one other than Investor's advisors, accountant and/or attorney and Investor have used the Memorandum.

               (j) Investor has the authority to purchase the Debentures and to execute any other instruments or documents required to be executed in connection with a purchase of Debentures.

               (k) Except as Investor has specifically advised the Company in writing, a copy of which has been attached to this Subscription Agreement, neither Investor, nor any immediate relative of Investor (closer than a first cousin) is affiliated with any company, partnership or firm that is registered as a broker/dealer with the national Association of Securities Dealers, Inc. and/or under the Securities Exchange Act of 1934, or as an investment advisor under the Investment Advisor's Act.

               (l) The Investor represents and warrants that Investor is an accredited investor because (please initial all that are applicable):

                           ___ The Investor is a director or executive officer of the Company.

                           ___ The Investor and Investor's spouse (if any) have an aggregate net worth exceeding $1,000,000.

                           ___ The Investor has had an individual income in excess of $200,000 or joint income with Investor's spouse in excess of $300,000 in each of the two most recent years and reasonably expects the same income in the current year.

                           ___ The Investor is an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a) under the Act.
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U.S. Wireless Data, Inc.
Subscription Agreement for 8%
  Adjustable Rate Convertible Debentures
Page 4


                           ___ The Investor is a bank, savings and loan association, broker or dealer, insurance company, investment company, business development company, small business investment company, employee benefit plan, non-profit organization, or trust meeting the requirements of Rule 501(a) under the Act.

                  4. Prohibited Transactions. The Investor agrees that he, she or it shall not effect any short sales of the Company's Common Stock at any time while the Investor holds any Debentures or Preferred Stock (into which the Debentures are convertible) at any time while such securities are convertible into shares of the Company's Common Stock.

                  5. Indemnification. The Investor shall indemnify and hold harmless the Company and any selling broker/dealers, any corporation or entity affiliated with any of the above, the officers, directors and employees of any of the foregoing and any professional advisors thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees, to which they may be put or which they may incur by reason of or in connection with any failure of the Investor's representations and warranties to be fully true, correct, and complete or Investor's failure to fulfill any of Investor's covenants or agreements under this Agreement.

                  6.       Representations and Warranties of the Company.

          (a) The Company has full power and authority to enter into the transactions contemplated by this agreement.

          (b) Debentures are duly authorized obligations of the Company, enforceable per their terms.

          (c) The Company shall not conduct any private offerings of its equity securities in reliance upon the registration exemptions contained in Regulations D or S under the 1933 Act or otherwise for 150 days from the date of the initial closing of this offering, without the written consent of the Investor. After such period, and continuing until the Company has obtained the effectiveness of a registration statement registering the shares of Common Stock issuable upon conversion of the Debentures and/or the Series A Preferred Stock (unless such registration has been made impossible by failure of the Investor to cooperate in such registration), the Company shall not conduct any private offerings of its equity securities in reliance upon the registration exemptions contained in Regulations D or S under the 1933 Act or otherwise without first giving a first right of refusal to the Investor to
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U.S. Wireless Data, Inc.
Subscription Agreement for 8%
  Adjustable Rate Convertible Debentures
Page 5


     meet any bona fide offer which the Company has for such financing. The Investor shall have two business days from the date notice of any such offer (including the specific terms thereof) is first provided to the Investor, to meet any such offer. Should the Investor fail to respond to the offer within such time, or determine not to meet such offer, then the Company shall be free to accept and complete such financing, provided it is on terms no less favorable to the third party than those offered to the Investor. In the event there is a material change in the terms of such financing which results in terms more favorable to the third party as compared to those offered to the Investor, or if the Company fails not complete the financing on terms no less favorable to third party than those offered to the Investor, within sixty (60) days of the date it became able to do so free of the rights granted to the Investor hereunder, then the Company shall again offer such financing to the Investor, and a new right of first refusal period shall commence to run in favor of the Investor.

     7. Conditions to be Met by the Company On or Before Closing. At or before the closing of the offering the Investor shall receive:

          (a) an opinion of Ireland Stapleton Pryor and Pascoe, P.C., counsel to the Company, in the form attached hereto as Exhibit A hereto;

          (b) copies of the Shareholder Voting Agreement executed by management of the Company and certain significant shareholders, in the form of Exhibit B hereto; and

          (c) copies of a Lock-up Agreement executed by Liviakis Financial Communications, Inc., John M. Liviakis and Robert B. Prag, in the form of Exhibit C hereto.

     8. Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, excluding, however, so much of said law as relates to conflict of laws and/or choice of law.

          (b) This Agreement contains the entire agreement between the parties regarding the purchase of the Debentures. The provisions of this Agreement may not be modified or waived except in writing.

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U.S. Wireless Data, Inc.
Subscription Agreement for 8%
  Adjustable Rate Convertible Debentures
Page 6


                  IN WITNESS WHEREOF, Investor has executed this Subscription Agreement the ____ day of ____________________, 1997.

                                  -----------------------------------
                                  (Print Name)

                                  -----------------------------------
                                   (Signature)

                                  Social Security or Tax I.D. Number:

                                  -----------------------------------

                                  Address:
                                  -----------------------------------

                                  -----------------------------------
ACCEPTED:

U.S. WIRELESS DATA, INC.

By:________________________
   Evon A. Kelly,
   Chief Executive Officer

Date:______________________